POWER OF ATTORNEY

Jacquelyn H. Wolf

Know all by these presents, that the undersigned hereby constitutes and appoints each of Jon W. Bilstrom, Nicole V. Gersch, T. Cormac

 McCarthy, and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of Comerica

Incorporated (the "Company"), Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of the Company,

documents necessary to facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United

States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such

attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and all purposes as the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

The termination of any attorney-in-fact's employment by the Company,

however caused, shall operate as a termination of his or her powers and authorities hereunder, but shall not affect the powers and authorities herein granted to any other party.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact at the then current mailing address of the Corporate Legal Department of

Comerica Incorporated.

All Powers of Attorney previously granted in connection with the foregoing matters hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and made effective as of this 24th day of January,

2006.

/s/ Jacquelyn H. Wolf

 Jacquelyn H. Wolf